Exhibit 15.2

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

April 28, 2016

Aegean Marine Petroleum Network Inc.
10 Akti Kondili
185 45, Piraeus
Greece

Re:            Aegean Marine Petroleum Network Inc.
Ladies and Gentlemen:
Reference is made to the annual report on Form 20-F of Aegean Marine Petroleum Network Inc. (the "Company") for the year ended December 31, 2015 (the "Annual Report") and the registration statement on Form F-3 (Registration No. 333-189813) of the Company, including the prospectus contained therein (the "Registration Statement").  We hereby consent to (i) the filing of this letter as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statement and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section "Item 10. Additional Information—E. Taxation" and to the incorporation by reference of the same in the Registration Statement, in each case, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP